Exhibit 23.2


                        INDEPENDENT AUDITORS'CONSENT


We consent to the incorporation by reference in this Registration Statement of Crossmann Communities, Inc. on Form S-8 of our report dated February 9, 1996, appearing in the Annual Report on Form 10-K of Crossman Communities, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
Indianapolis, Indiana
June 3, 1996

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